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                                                                EXHIBIT 23



                 CONSENT OF INDEPENDENT SECURITIES APPRAISERS

 As independent securities appraisers, we hereby consent to the inclusion of our appraisal valuation of the ARA Class B Common Stock and to the references to our firm and to such appraisal in the Company's previously filed Registration Statements on Form S-8, Registration Nos. 33-11818, 33-30879, 33-33329 and 33-44002.



                                       Houlihan, Lokey, Howard & Zukin
                                       1650 Tysons Boulevard, Suite 565
                                       McLean, VA   22102


 May 19, 1994                          By: s/Louis A. Paone
                                           --------------------------------
                                             Louis A. Paone
                                             Managing Director
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